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                                                                    Exhibit 3-46
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

                                                          FILED
                                                        DEC 1 1995
                                                     IN THE OFFICE OF
                                                    SECRETARY OF STATE
                                                      WEST VIRGINIA


                   CARE HAVEN ASSOCIATES LIMITED PARTNERSHIP
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP


   We, the undersigned, desiring to amend and restate the Certificate of Limited Partnership of Care Haven Associates Limited Partnership (the "Partnership") filed pursuant to the West Virginia Uniform Limited Partnership Act (the "Act") on October 19, 1989 in the Office of the Secretary of State of West Virginia, and amended and restated on March 15, 1990, certify as follows:

   1. Name: The name of the Partnership is CARE HAVEN ASSOCIATES LIMITED PARTNERSHIP.

   2. Business. The business of the Partnership is to finance, invest in, construct, improve, lease, sublease, and otherwise deal with the real estate and certain other assets of a nursing home facility known as Care Haven of Sisterville, located in Sisterville, West Virginia, including, if necessary or advisable, the direct operation of the facility as a nursing home and any related activities.

   3. Address  The address of the office of the Partnership is:

               1369 Stewartstown Road
               Morgantown, West Virginia 26505

   and the name of the agent for service of process at that address is:

               Glenmark Associates, Inc.

   4. Partners. The name, business address, type of partners interest and percentage ownership of the Partnership of each Partner are set forth on Exhibits "A" attached hereto and made a part hereof.

   5. Withdrawing General Partners. The names and addresses of the withdrawing general partners are:
               Mark R. Nesselroad
               1369 Stewartstown Road
               Morgantown, West Virginia 26505

               Glenn T. Adrian
               1369 Stewartstown Road
               Morgantown, West Virginia 26505

   6. Substitute Limited Partner. A Limited Partner may grant an assignee of his Partnership interest the right to became a Limited Partner only with the written consent of the General Partners and only if (i) in the case of a proposed sale, the assignor first offers his interest to the General Partners;
(ii) the assignor and/or assignee pays all reasonable expenses connected with the assignment; (iii) the assignee consents to be bound by the Partnership Agreement and executes such instruments as the General Partners shall request;
(iv) where applicable, the assignor states his intention in writing to substitute the assignee in his place; (v) the assignee meets the requirements applicable to the original sale of the assignor; and (vi) the assignee delivers an opinion of counsel to the effect that the transfer does not violate applicable law.

   7. Termination of a Partner's Membership. No time prior to the dissolution and termination of the Partnership has been agreed upon for the termination of a Partner's membership in the Partnership and a distribution to him in respect of his Partnership interest.

   8. Right to Receive Distributions. Until the Investor Limited Partners have received in the aggregate during the term of the Partnership cash distributions from profits or otherwise in an amount equal to their Capital Contributions, the annual Net Cash Flow of the Partnership, as that term is defined in the Partnership's Limited Partnership Agreement dated October 18, 1989, (the "Partnership Agreement"), will be distributed 88% to the Investor Limited Partners, 10% to the General Partners and 2% to the Special Limited Partner. Notwithstanding the foregoing, however, beginning in 1990, the Investor Limited Partners shall receive a Preferred Distribution, as that term is defined in the Partnership Agreement, equal to a 15% annual return on the Investor Limited Partners' Capital Contributions out of any annual Net Cash Flow prior to any distributions to the General Partners and Special Limited Partner. If there is sufficient Net Cash Flow in a given year such that, the Investor Limited Partners receive such Preferred Distribution, it will be paid on account of and not in addition to the Investor Limited Partners' percentage share of the Net Cash Flow. The Preferred Distribution to the Investor Limited Partners is cumulative, so that any unpaid amounts will carry over into subsequent years until paid. In addition, in the event of a Non-Terminating Capital Transaction, as that term is defined in the Partnership Agreement, the Investor Limited Partners will generally receive the Net Proceeds, as defined in the Partnership Agreement, until they have received an amount equal to their Capital Contributions' after taking into account prior distributions of cash to them. Thereafter, if the Preferred Distributions previously paid to the Investor Limited Partners were in excess of their percentage interests, an equalizing distribution will be made to the General Partners and Special Limited Partner. Any remaining proceeds will be distributed 83% to the Investor Limited Partners, 15% to the General Partners and 2% to the Special Limited Partner. Generally, profits and losses for tax purposes will be allocated 88% to the Limited Partners, 10% to the General Partners and 2% to the Special Limited Partner. All items of profits or losses for tax purposes in respect of the foregoing or otherwise shall be allocated as provided in the Partnership Agreement. The Limited Partners shall receive no other compensation by way of income.

   9. Return of Capital Contributions. No Partner has the right to receive, nor do the General Partners have the right to make, distributions to a Partner which include a return of all or any part of such Partner's contribution other than upon the dissolution and termination of the Partnership.

   10. Time for Dissolution. The Partnership shall be dissolved and its affairs wound up upon the expiration of its term on December 31, 2025; the determination by the General Partners and a majority in interest of the Limited Partners to dissolve and terminate the Partnership; the sale of all or substantially all the assets of the Partnership; or otherwise as provided in the Act or in the Partnership Agreement.

   11. Right to Continue the Partnership. On the happening of an event of withdrawal of a General Partner, the remaining General Partner or General Partners shall have the right to continue the business of the Partnership as provided in the Partnership Agreement.


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
   IN WITNESS WHEREOF the undersigned have executed this Amended and Restated Certificate of Limited Partnership on this 1st day of December, 1995.

                                         GENERAL PARTNER:
                                         GLENMARK ASSOCIATES, INC.


                                        By: /s/ Mark R. Nesselroad
                                            ------------------------------------
                                                Mark R. Nesselroad, Chairman

   This Amended and Restated Certificate of Limited Partnership was prepared by Mary J. Mullany, Esquire, whose mailing address is 4200, One Liberty Place, Philadelphia, Pennsylvania 19103.

STATE OF WEST VIRGINIA                )
                                      ) SS:
COUNTY OF MONONGALIA                  )

   On this, the 1st day of December, 1995, before me, a Notary Public, personally appeared MARK S. NESSELROAD who acknowledged himself to be the Chairman of GLENMARK ASSOCIATES, INC., and that he being authorized to do so executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                  /s/ [graphic of signature]
 [graphic omitted]                                ------------------------------
                                                      Notary Public

My Commission Expires:  July 25th 2000.

                                  EXHIBIT "A"


Partner                               Type                   Percentage
---------------------------------     -------------------    -------------------
Thomas and Mary Barber                 limited                1.6923%
604, S. Madison Street
Rome, NY 13440
Judith Dinsmore                       limited                1.6923
73 Greystone Circle
Morgantown, WV 26505
Ernest L. Hamilton                    limited                2.5365
RD 64, Box 455A
Clinton, NY 13323
Jeffrey and Vicky Hostetler           limited                3.3846
1960 East Lake Drive
Morgantown, WV, 26505
Ralph and Ann LoRusso                  limited                2.6923
C/o. Putnam Investments
P.O. Box 41203
Providence, RI 02949-1203
Morgantown Internal Medicine          limited                6.7693
Pension Plan D. F. Saunders
300 Wedgewood Drive
Morgantown WV 26505
David and Cynthia Myerberg            limited                1.6923
237 Lebanon Street
Morgantown, WV 26505

Guarantee & Trust Co., TTEE           limited                1.6923
FBO o
C/O Parker o Inc.
600 Grant Street
Suite 3100
Morgantown, WV 26505                  limited                1.6923
Sharon L. Robinson
776 South Hills Drive
Morgantown, WV 26505

Thomas P. and Janet Rogers            limited                 3.3846
19 Lakeview Drive
Morgantown, WV 26505
Paul and Mary E. Smith                limited                 1.6923
1408 Anderson Avenue
Morgantown, WV 26505

Partner                               Type                   Percentage
---------------------------------     -------------------    -------------------

John and Sabra Spiker                 limited                 1.6923
428 Bevon Road
Morgantown, WV 26505
Ronald and Suzanne Yingling           limited                 1.6923
RD #, Springhouse Road
Rome, NY 13440
Glenmark Associates, Inc.             limited                56.6923
1369 Stewartstown Road
Morgantown, WV 26505
Glenmark Associates, Inc.             special                  2.000
1369 Stewartstown Road
Morgantown, WV 26505
Glenmark Associates, Inc.             general                 7.6922
1369 Stewartstown Road
Morgantown, WV 26505
GMA Partnership Holding               general                 2.3078
Company, Inc.
1369 Stewartstown Road
Morgantown, WV 26505





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